Exhibit 10.81

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of April 17, 2013, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”) and CLEAN ENERGY, a California corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant are parties to that certain lease dated March 18, 2013 (collectively, the “Lease”).  Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 68,006 rentable square feet (the “Premises”) described as Suite Nos. 300, 800, 1200 and 1220 on the 3rd, 8th, and 12th floors of the building located at 4675 MacArthur Court and Suite No. 700 on the 7th floor of the building located at 4695 MacArthur Court, all located in Newport Beach, California (collectively, the “Building”).

B.                                    Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.                                        Amendment.  Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

A.            Work Letter.  Exhibit X of the Lease shall be amended as follows:

1.              The first paragraph shall be deleted and the following shall be substituted in lieu thereof:

“The Tenant Improvement work (herein “Tenant Improvements”) shall consist of any work required to complete the Premises pursuant to plans and specifications approved by both Landlord and Tenant.  The parties agree that the general contractor performing the Tenant Improvements shall be Turelk and shall be engaged by Landlord.  Turelk shall construct the Tenant Improvements based on a 10 week construction schedule. The work shall be undertaken in accordance with the procedures and requirements set forth below.”

2.              The first sentence of Section I.B. shall be deleted and the following shall be substituted in lieu thereof:

“Landlord and Tenant acknowledge that Tenant (i) on or prior to April 10, 2013, caused architect, Hendy & Associates, to prepare final construction drawings (including engineering drawings) and specifications for the Tenant Improvements (“Working Drawings and Specifications”) and (ii) approved in writing the Working Drawings and Specifications and on April 10, 2013 delivered same to Landlord for review and approval.”

II.            GENERAL.

A.                                    Effect of Amendments.  The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.                                    Entire Agreement.  This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant.

C.                                    Counterparts.  If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment.  In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D.                                    Defined Terms.  All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.                                     Authority.  If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.                                      Attorneys’ Fees.  The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

G.                                    Execution of Amendment.  Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment as of the day and year first above written.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC		CLEAN ENERGY

By:	/s/ Steven M. Case	By:	/s/ Andrew J. Littlefair
	Steven M. Case	Printed Name:	Andrew J. Littlefair
	Executive Vice President	Title:	President & CEO
Office Properties

By:	/s/ Betty Casties	By:	/s/ Mitchell W. Pratt
	Betty Casties	Printed Name:	Mitchell W. Pratt
	Vice President, Operations	Title:	Chief Operating Officer